                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Commission File Number: 000-24199

                              ABSOLUTEFUTURE.COM
                (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER

                 NEVADA                                    88-0306099
        ------------------------------                 ------------------
       (STATE OR OTHER JURISDICTION OF                  (I.R.S.  EMPLOYER
       INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

              10900 N.E. 8th Street, Suite 1414, Bellevue, WA. 98004
              -------------------------------------------------------
                  (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)

                           Consultant Compensation Plan
                           (FULL  TITLE  OF  THE  PLAN)

                              Graham Andrews, President
              10900 N.E. 8th Street, Suite 1414, Bellevue, WA. 98004
              ------------------------------------------------------
                  (NAME  AND  ADDRESS  OF  AGENT  FOR  SERVICE)

                                  (425) 462-6210
         -----------------------------------------------------------------
        (TELEPHONE  NUMBER,  INCLUDING  AREA  CODE,  OF  AGENT FOR SERVICE)


                           CALCULATION OF REGISTRATION FEE
                -------------------------------------------------
TITLE OF         AMOUNT TO BE   PROPOSED   MAXIMUM   PROPOSED MAXIMUM    AMOUNT
SECURITIES TO    REGISTERED     OFFERING   PRICE     AGGREGATE OFFERING    OF
REGISTRATION                     PRICE      PER          PRICE           REGIS-
BE REGISTERED                     PER      SHARE                         TRATION
                                 SHARE                                    FEE
--------------------------------------------------------------------------------

Common Stock,     3,000,000      $ .74    $  .74      $2,220,000       $ 617.16
 .001 Par Value

PART  I.  INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.  PLAN  INFORMATION

(A)  GENERAL  PLAN  INFORMATION

(1) THE PLAN IS TO BE ENTITLED "THE CONSULTANT COMPENSATION PLAN" AND IS TO BE OFFERED BY ABSOLUTEFUTURE.COM (HEREINAFTER "REGISTRANT").

(2) THE GENERAL NATURE AND PURPOSE IS TO COMPENSATE THE FOLLOWING CONSULTANTS (HEREINAFTER CONSULTANTS) FOR SERVICES RENDERED TO REGISTRANT:

(A)   GALTON SCOTT & GOULETT INC.                   650,000 SHARES
      c/o MONESH  BAKASHI ESQ.
      135 NORTH STREET, 3RD FLOOR
      MIDDLETON, NY 10940

      SERVICES  PROVIDED  INCLUDE  TECHNICAL ASSISTANCE IN THE DEVELOPMENT
      OF CERTAIN SOFTWARE PRODUCTS RELATING TO DATABASE DEVELOPMENT AND ACTIVE PAGE TECHNOLOGIES FOR THE INTERNET.

(B)   DOTTENHOFF FINANCIAL LTD.                     700,000 SHARES
      c/o MONESH  BAKASHI ESQ.
      135 NORTH STREET, 3RD FLOOR
      MIDDLETON, NY 10940

      SERVICES PROVIDED INCLUDE PREPARATION OF PRESENTATION MATERIALS RELATIVE TO REGISTRANT'S PRODUCTS.

( C)  BERKSHIRE CAPITAL PARTNERS INC.               800,000 SHARES
      c/o MONESH  BAKASHI ESQ.
      135 NORTH STREET, 3RD FLOOR
      MIDDLETON, NY 10940

      SERVICES PROVIDED INCLUDE ASSISTING THE REGISTRANT IN CARRYING OUT SURVEYS OF ANALYSTS, BROKERS AND INSTITUTIONAL INVESTORS, CONCENTRATING ON THOSE WHO SPECIALIZE IN THE HIGH-TECH AREA IN NORTH AMERICA.

(D)   ZIMENN IMPORTING & EXPORTING INC.             850,000 SHARES
      c/o MONESH  BAKASHI ESQ.
      135 NORTH STREET, 3RD FLOOR
      MIDDLETON, NY 10940

      SERVICES PROVIDED INCLUDE ASSISTING THE REGISTRANT IN IDENTIFYING INTERNATIONAL ACQUISITION TARGETS AND IN STRUCTURING POSSIBLE MERGERS/ACQUISITIONS.

THE TERM OF ALL OF THE ABOVE CONSULTING AGREEMENTS ARE ONE (1) YEAR FROM THE DATE OF THE AGREEMENT ON JANUARY 12, 2000, UNLESS EXTENDED BY MUTUAL AGREEMENT OF THE PARTIES OR PREVIOUSLY TERMINATED. THIS IS CONTEMPLATED TO BE A ONE-TIME TRANSFER OF REGISTRANT'S SECURITIES TO CONSULTANTS. THERE ARE NO PROVISIONS
FOR MODIFICATION,  EARLY TERMINATION, OR EXTENSION CURRENTLY BEING CONTEMPLATED.

(3) THE PLAN IS NOT, UNDER THE BEST KNOWLEDGE OF REGISTRANT, SUBJECT TO ANY PROVISIONS OF ERISA.

(4)  CONTACT  INFORMATION:  GRAHAM ANDREWS, PRESIDENT OF REGISTRANT, TELEPHONE:
425-462-6210.

(B)  SECURITIES  TO  BE  OFFERED

(1)     A TOTAL OF 3,000,000 SHARES OF REGISTRANT'S COMMON STOCK WILL BE
OFFERED.

(2)     NOT  APPLICABLE

(C) EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN: THE CONSULTANTS LISTED IN NO. 2 ABOVE ARE THE ONLY ELIGIBLE PARTICIPANTS IN THIS PLAN.

(D)  PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES
OFFERED:

     (1) CONSULTANTS SHALL HAVE 10 DAYS FROM THE FILING OF THIS FORM S-8 WITHIN WHICH TO RECEIVE THE SHARES; THE PURCHASE PRICE IS AT THE MAXIMUM OF $.74 PER SHARE, BASED UPON THE AVERAGE MARKET HIGH AND LOW TRADING PRICES OVER THE FIVE DAYS PRIOR TO THE DATE OF THIS FILING.

     (2) CONSULTANTS SHALL SUBMIT PAYMENT TO REGISTRANT AT THE TIME THAT THEY CHOOSE TO RECEIVE THE SHARES AS COMPENSATION FOR THE CONSULTING SERVICES UNDER REGISTRANT'S CONSULTING SERVICES PLAN.

     (3) CONSULTANTS ARE PERMITTED TO RECEIVE A TOTAL OF 3,000,000 SHARES.

     (4)  NOT  APPLICABLE

     (5)  NOT  APPLICABLE

     (6) THE SECURITIES WILL BE PURCHASED DIRECTLY FROM REGISTRANT'S TREASURY; CURRENTLY, NO FEES, COMMISSIONS OR OTHER CHARGES WILL BE PAID.

(E)  RESALE  RESTRICTIONS:  NO  RESTRICTIONS  ON  RESALE  ARE  CURRENTLY
CONTEMPLATED.

(F) TAX EFFECTS OF PLAN PARTICIPATION: CONSULTANTS WILL REALIZE A GAIN WHEN
THEY SELL THE SHARES, BASED ON THE SALE PRICE THEY RECEIVE VERSUS THE PURCHASE PRICE. REGISTRANT DOES NOT FORESEE A TAX CONSEQUENCE FOR ITSELF. THE PLAN DOES NOT, TO THE BEST KNOWLEDGE OF REGISTRANT, QUALIFY UNDER SECTION 401(A) OF THE INTERNAL REVENUE CODE.

(G) INVESTMENT OF FUNDS: THE FUNDS RECEIVED, IF ANY, WILL BE MINIMAL, AND WILL BE USED FOR GENERAL USE OF REGISTRANT.

(H)  WITHDRAWAL  FROM  THE  PLAN;  ASSIGNMENT  OF  INTEREST

     (1)  NO WITHDRAWAL OR TERMINATION TERMS ARE CURRENTLY CONTEMPLATED.

     (2) NO ASSIGNMENT OR HYPOTHECATION TERMS ARE CURRENTLY CONTEMPLATED, BUT REGISTRANT WILL PERMIT AN ASSIGNMENT OF THE INTERESTS IF CONSULTANTS CHOOSE TO ASSIGN THEIR INTEREST TO A THIRD PARTY.

     (3)  NOT  APPLICABLE

(I) FORFEITURES AND PENALTIES: THERE IS NO CURRENTLY CONTEMPLATED FORFEITURE OR PENALTY EVENT.

(J)  CHARGES,  DEDUCTIONS  AND  LIENS  THEREOF

     (1)  THERE  ARE  NO  CHARGES  OR  DEDUCTIONS  CURRENTLY  CONTEMPLATED.

     (2)  THERE  ARE  NO  CREATION  OF  LIEN  TERMS CURRENTLY CONTEMPLATED.

     (3)  NOT  APPLICABLE

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

REGISTRANT PLANS TO IMMEDIATELY FORWARD A COPY OF THIS FORM AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE TO CONSULTANTS UPON THE FILING OF THIS FORM, THUS SATISFYING THE REQUIREMENTS FOR THIS SECTION.

PART  II.  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

(A) THE FORM 10-K REPORT FILED BY REGISTRANT FOR THE YEAR ENDING DECEMBER 31, 1998 IS HEREBY INCORPORATED BY REFERENCE.

(B) THE 10-Q REPORTS FILED BY REGISTRANT FOR THE FISCAL QUARTERS ENDING SEPTEMBER 30, 1999, JUNE 30, 1999 AND MARCH 31, 1999, ARE HEREBY INCORPORATED
BY  REFERENCE.

(C)  NOT  APPLICABLE

IN ADDITION, ALL DOCUMENTS SUBSEQUENTLY FILED BY REGISTRANT PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, IF ANY, ARE INCORPORATED BY REFERENCE.

ITEM  4.  DESCRIPTION  OF  SECURITIES

NOT  APPLICABLE.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

THERE ARE NO RELEVANT INTERESTS OF EXPERT OR COUNSEL IN THIS FORM THAT REQUIRE DISCLOSURE.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

REGISTRANT'S  CHARTER  GENERALLY  INDEMNIFIES  A  DIRECTOR OR AN OFFICER AGAINST
LIABILITY  WHICH  HE/SHE  INCURS  IN  HIS/HER  CAPACITY.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

NO EXEMPTION FROM REGISTRATION IS HEREBY CLAIMED SINCE THERE IS NO REOFFERING OR RESALE OF RESTRICTED SECURITIES INVOLVED.

ITEM  8.  EXHIBITS

EXHIBIT 4.1 - CONSULTING AGREEMENT - GALTON SCOTT & GOULETT INC.
EXHIBIT 4.2 - CONSULTING AGREEMENT - DOTTENHOFF FINANCIAL LTD.
EXHIBIT 4.3 - CONSULTING AGREEMENT - BERKSHIRE CAPITAL PARTNERS INC.
EXHIBIT 4.4 - CONSULTING AGREEMENT - ZIMENN IMPORTING & EXPORTING INC.

EXHIBIT 5 - OPINION OF LEGAL COUNSEL

EXHIBIT 15 - UNAUDITED INTERIM FINANCIAL INFORMATION IS INCORPORATED FROM REGISTRANT'S FORM 10-Q FILED FOR THE QUARTER ENDED SEPTEMBER 30, 1999.

EXHIBIT 23 IS INCORPORATED FROM REGISTRANT'S PREVIOUS FORM 10-K, 10-Q's AND REGISTRATION STATEMENT FILINGS.

ITEM  9.  UNDERTAKINGS

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR
CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.


                             SIGNATURES
                             ----------

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BELLEVUE, WASHINGTON, ON JANUARY 14, 2000.

ABSOLUTEFUTURE.COM,
A  NEVADA  CORPORATION

/S/ GRAHAM ANDREWS,  PRESIDENT